Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D/A may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  October 16, 2008

GILBERT E. PLAYFORD
By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Attorney-in-Fact

GILBERT E. PLAYFORD REVOCABLE TRUST
By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Attorney-in-Fact